Exhibit 10.1

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

ARMADA HOFFLER, L.P.

This Amendment No. 1 (this “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P. is made as of March 19, 2014 by Armada Hoffler Properties, Inc., a Maryland corporation, as the sole general partner (the “General Partner”) of Armada Hoffler, L.P., a Virginia limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 13, 2013 (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the General Partner has determined in good faith that it is in the best interests of the Partnership to amend the Partnership Agreement to, among other things, (i) clarify the requirements to admit additional Limited Partners to the Partnership and (ii) clarify that the General Partner is permitted to include on the books and records of the Partnership any information otherwise required to be set forth on Exhibit A to the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement hereby is amended as follows:

1. Article I of the Partnership Agreement hereby is amended as follows:

(a) to add the following definition:

“Additional Limited Partner” means a Person, other than a Substitute Limited Partner, that is admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

(b) to replace in its entirety the existing definition of “Limited Partner” with the following:

“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, as it may be amended or restated from time to time, and any Person who becomes an Additional Limited Partner or a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

(c) to replace in its entirety the existing definition of “Substitute Limited Partnership” with the following:

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof as a result of the assignment of the Partnership Units of a Limited Partner (which shall be understood to include any purchase, transfer, gift or other disposition of such Partnership Units).

2. Section 9.03 of the Partnership Agreement hereby is amended and restated as follows:

9.03 Admission of Additional or Substitute Limited Partner.

(a) Subject to the other provisions of this Article IX, no Person shall be admitted as an Additional Limited Partner or a Substitute Limited Partner, as applicable, of the Partnership without the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the completion of the following in a manner and form satisfactory to the General Partner:

(i) The Person shall have executed evidence of the Person’s acceptance and agreement to be bound by the terms and provisions of this Agreement, including, without limitation, the power of attorney granted in Section 8.02 hereof, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed in accordance with the Act.

(iii) The Person shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

(iv) If the Person is a corporation, partnership, limited liability company or trust, the Person shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the Person’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) Unless waived by the General Partner, the Person shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its admission as a Limited Partner.

(vi) The Person shall have obtained the prior written consent of the General Partner to its admission as a Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, an Additional Limited Partner or a Substitute Limited Partner, as applicable, shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c) The General Partner and the Additional Limited Partner or the Substitute Limited Partner, as applicable, shall cooperate with each other by preparing the documentation required by this Section 9.03 and making all required filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

3. Section 10.01 of the Partnership Agreement hereby is amended to add the following sentence immediately following the last sentence of Section 10.01:

Notwithstanding anything herein to the contrary, the General Partner shall be permitted to include on the books and records of the Partnership any information otherwise required to be set forth on Exhibit A to the Partnership Agreement.

4. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

5. This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia.

6. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

GENERAL PARTNER: ARMADA HOFFLER PROPERTIES, INC.

By:	/s/ ERIC L. SMITH
Name:	Eric L. Smith
Title:	Vice President of Operations

[Signature Page to Amendment No. 1 to

the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P.]